Amendment to United Rentals, Inc. 2001 Senior Stock Plan

Section 4.1 of the plan is amended to read as follows:

4.1 Eligibility. Officers, directors and key employees of the Corporation who are not officers shall be eligible to participate in the Plan; provided, however, that the number of non-officer key employees that may participate in the Plan shall not exceed 33. The Administrator shall determine which employees are “key employees” for purposes the Plan.

This amendment is effective as of February 26, 2004.